UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2015

CESCA THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2015, Cesca Therapeutics Inc. (the "Company") received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Form 10-Q for the period ended December 31, 2014 with the Securities and Exchange Commission.

Pursuant to the notice, the Company has until April 27, 2015 to submit a plan to regain compliance with respect to the delinquent report. If Nasdaq accepts the Company's plan to regain compliance, it may grant an exception of up to 180 calendar days from the due date of the Company's Form 10-Q, or August 24, 2015.

The Company issued a press release on February 27, 2015, disclosing receipt of the notice letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated February 27, 2015, titled "Cesca Therapeutics Receives Notice of Non-Compliance with Nasdaq Listing Rule

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: February 27, 2015                                                                                    /s/ Dan T. Bessey
Dan T. Bessey, Chief Financial Officer